Exhibit 99.1

GlobalSCAPE, Inc. Sets First Quarter 2017 Earnings Call for Thursday, April 27, 2017 at 4:30 p.m. ET
SAN ANTONIO – April 20, 2017 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, will hold a conference call on Thursday, April 27, 2017 at 4:30 p.m. Eastern Time to discuss its financial results for the first quarter ended March 31, 2017. Financial results will be issued in a press release prior to the call.
Globalscape CEO Matt Goulet and CFO Jim Albrecht will host the conference call, followed by a question and answer period.

Date: Thursday, April 27, 2017
Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)
U.S. Dial-in Number: 1-888-208-1814
International Number: 1-719-457-2080
Conference ID: 2907005

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of the Company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern Time on the same day through May 27, 2017.

Toll-free Replay Number: 1-844-512-2921
International Replay Number: 1-412-317-6671
Replay ID: 2907005

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

PRESS CONTACT
Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

INVESTOR RELATIONS CONTACT
Matt Glover or Najim Mostamand
Phone Number: (210) 801-8489
Email: ir@globalscape.com

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